                                                                  EXHIBIT 10.3.2

                               AMENDMENT NO. 1 TO
                          CONVERSION RIGHTS AGREEMENT

     This AMENDMENT NO. 1 to CONVERSION RIGHTS AGREEMENT (hereinafter called this "Amendment"), dated as of November 10, 1998, between TELERGY, INC., a New York corporation ("Telergy") and NIAGARA MOHAWK ENERGY, INC., a Delaware corporation formerly known as Plum Street Enterprises, Inc. ("NME" or "PSE").

                                R E C I T A L S

     WHEREAS, Telergy and NME have entered into a Conversion Rights Agreement, dated as of April 24, 1998 (the "Conversion Rights Agreement"), providing for the conversion, under certain circumstances, into common stock of Telergy of NME's 25% membership interest (the "Membership Interest") in Telergy Central, LLC ("Telergy Central") and its 25% interest in the indefeasible right of use of the total capacity of Telergy Central's backbone network;

     WHEREAS, concurrently with the execution of this Amendment, Telergy and NME are entering into a Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), pursuant to which NME shall purchase from Telergy 83,334 shares of Class A common stock of Telergy, and

     WHEREAS, in connection with the execution of the Stock Purchase Agreement, Telergy and NME desire to make certain amendments to the Conversion Rights Agreement.

     NOW THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein and in the Conversion Rights Agreement, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Conversion Rights Agreement.

     2. Minimum Interest. (a) In the event that NME sells the Membership Interest and the PSE IRU and NME does not exercise its right to purchase shares of Common Stock using the proceeds from the sale pursuant to Section 2 of the Conversion Rights Agreement, then in no event shall the sale price of the Membership Interest and the PSE IRU determined in accordance with Section 7(a) of the Conversion Rights Agreement represent a percentage of the value of Telergy that is less than nine percent (9%).

     (b) In the event that NME sells the Membership Interest and the PSE IRU and NME exercises its right to purchase shares of Common Stock using the proceeds from the sale pursuant to Section 2 of the Conversion Rights Agreement, then in no event shall the determination of (i) the sale price for the Membership Interest and the PSE IRU pursuant to Section 7 of the Conversion Rights Agreement and (ii) the per share purchase price for Common Stock to be purchased by NME pursuant to Section 8 of the Conversion Rights Agreement be such that, upon exercise in full by NME of the Purchase Option, NME would receive a number of shares of Common Stock which would represent less than nine percent (9%) of all of the shares of common stock of Telergy (including the Class C common stock) outstanding after issuance thereof, calculated on a fully-diluted basis.

     3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the state of New York, without giving effect to the principles of conflicts of laws thereof.

     4. Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                        TELERGY, INC.

                                        By:  /s/ Brian Kelly
                                             -----------------------
                                        Name: Brian Kelly
                                        Title: CEO

                                        NIAGARA MOHAWK ENERGY, INC.

                                        By:  /s/ J. Phillip Frazier
                                             -----------------------
                                        Name: J. Phillip Frazier
                                        Title: CEO & President